                                                                   EXHIBIT 10.11

                  Confidential portions have been redacted pursuant to the rules and regulations of the Securities and Exchange Commission

EDIFY    SOFTWARE LICENSE AND SERVICES AGREEMENT

         This Software License and Services Agreement (this "Agreement") is entered into and made effective as of September 26, 1997 (the "Effective Date"), by and between Edify Corporation, with corporate offices at 2840 San Tomas Expressway, Santa Clara, CA 95051 ("Edify") and Atlanta Internet Bank, with corporate offices at 7000 Peachtree-Dunwoody Road, Building 10, Suite 300 Atlanta, GA 30328 ("Customer").

         1.       DEFINITIONS.

         1.1 "Intellectual Property Rights" means patent rights (including patent applications and disclosures), copyrights, trade secrets, know-how and any other intellectual property rights recognized in any country or jurisdiction in the world.

         1.2 "Order Schedule" means the document by which Customer orders Products licenses and Services. Customer may acquire either Products licenses or Services separately.

         1.3 "Products" means Edify's software development tools and application products ("Application Products") in object code form and related documentation specified in an Order Schedule issued pursuant to this Agreement, including any error corrections and updates thereto provided by Edify to Customer under this Agreement.

         1.4 "Services" means the maintenance and support services, consulting services, installation services, and/or training services specified in an Order
Schedule issued pursuant to this Agreement.

         2.       LICENSE.

         2.1 Grant of License. Subject to the terms and conditions of this Agreement, Edify grants to Customer, and to Customer's agents, independent contractors and government officials solely for the benefit of Customer, a nonexclusive, nontransferable, perpetual license to use each of the Products specified in an accepted Order Schedule on a single CPU, only for Customer's internal use, and with respect to Customer's customers Edify grants the right to access the on-line banking services provided by Customer using the Products.

         2.2 License Restrictions. Customer has no right to transfer, sublicense or otherwise distribute the Products to any third party. Customer may not: (a) modify, disassemble, decompile or reverse engineer the object code of the Products nor permit any third party to do so; (b) copy the Products, except for a reasonable number of backup copies; or (c) use the Products in any manner to provide service bureau, timesharing or other computer services to third parties. Edify acknowledges that Customer will be using the Products to provide on-line banking services to third parties and that such use is not a violation of 2.2(c).

         2.3 Third-Party License Restrictions. If Customer purchases a Product license for Edify's Visa ADMS Application Product (the "Visa Module"), then Customer may use the Visa Module solely for the purpose of obtaining electronic banking and financial services from Visa Interactive, Inc. through the communication access services and systems that Visa Interactive, Inc. operates.

         2.4 Development Kit Restrictions. If Customer purchases a Product license for any Edify development kit ("Development Kit"), then Customer may use the Development Kit for application development only and Customer expressly agrees not to use the Development Kit or any component thereof in a production application. In addition, Customer's use of the Development Kit is limited to a maximum of three (3) Edify Software Agent Products.

         2.5 Limited Rights. Customer's rights in the Products will be limited to those expressly granted in this Section 2. Edify reserves all rights and licenses in and to the Products not expressly granted to Customer under this Agreement.

         3.       OWNERSHIP.

                  Edify and its licensors presently own and will continue to own all worldwide right, title, and interest in and to the Products and all worldwide Intellectual Property Rights therein, whether or not the Products are incorporated in or combined with any other product. Customer will not delete or in any manner alter the copyright, trademark, and other proprietary rights notices of Edify and its licensors appearing on the Products as delivered to Customer. Customer will reproduce such notices on all copies it makes of the Products.

         4.       SERVICES.

         4.1 Maintenance and Support Services. Edify will perform the maintenance and support services specified in an accepted Order Schedule in accordance with Edify's standard Software Maintenance Program, which Edify publishes from time to time. Edify may modify its Software Maintenance Program upon written notice to Customer, provided, however, that in no event may Edify make any modifications to its Software Maintenance Program that would materially reduce the level of maintenance and support services that Edify provides to Customer hereunder during the then current term for which Customer has paid maintenance and support fees. Edify will be obligated to provide maintenance and support services only for Products installed at the Customer sites designated in an accepted Order Schedule. Edify acknowledges that Customer will install the Products at Bisys in Houston, Texas, as more specifically identified in the Order Schedule, to be used solely for the benefit of Customer, with remote access by Customer from its site in Atlanta, Georgia. The Product known as Electronic Workforce will be available on Windows NT before the end of 1997, and will be provided, free of charge, to Customer as an upgrade to the applicable Products licensed, provided that Customer has a current maintenance agreement for such Products, notwithstanding any terms to the contrary in the Software Maintenance Program. In the event of Customer enters disaster mode, Edify agrees to use the most expedient efforts possible to provide Edify resources (including contractors) on site to assist Customer, at Customer's expense.

         4.2 Term of Maintenance and Support Services. Edify will provide maintenance and support services for each Product specified in an accepted Order Schedule for an initial period of fifteen (15) months from the date of receipt by Customer of such Product and for additional twelve (12) month periods thereafter, provided that Customer pays Edify's then-current annual maintenance and support service fees in accordance with the terms of Section 6.1. Either party may elect to terminate maintenance and support services for a Product by notifying the other in writing at least ninety (90) days prior to the expiration of such initial fifteen (15) month period or of any twelve (12) month renewal period thereafter. Customer may elect to renew maintenance and support services with respect to some, but not all, of the

Products or Customer sites. Reinstatement of lapsed maintenance and support services is subject to payment by Customer of Edify's reinstatement fees in effect on the date Customer re-orders maintenance and support services. For obsoleted Products, Edify will provide maintenance and support in accordance with its then current Product Obsolescense Plan.

         4.3 Exclusions to Maintenance and Support Services. Edify shall have no obligation of any kind to provide maintenance and support services for problems in the operation or performance of the Products caused by any of the following (each, "Customer-Generated Error"): (a) non-Edify software or hardware products;
(b) Customer's failure to properly maintain Customer's site and equipment on which the Products are installed; or (c) alterations to Customer's site or equipment made by Customer or a third party after Edify's completion of installation services pursuant to Section 4.4. Notwithstanding the foregoing sentence, Edify will use commercially reasonable efforts, at Edify's then-current time and materials rate, to assist Customer in trouble-shooting problems in the operation or performance of the Products caused by the situations described in 4.3(a), (b) and (c). If Edify determines that it is necessary to perform maintenance and support services for a problem caused by a Customer-Generated Error, Edify will notify Customer thereof as soon as Edify is aware of such Customer-Generated Error and Edify will have the right to invoice Customer at Edify's then-current published time and materials rates for all such maintenance and support services performed by Edify.

         4.4 Installation Services. Edify will perform the installation services specified in an accepted Order Schedule to install the Products on Customer's equipment at Customer's site. Customer will be solely responsible for completing all tasks that are required to prepare Customer's site and equipment for the performance of such services by Edify, including without limitation all items identified on Edify's Site Preparation Checklist, the terms of which are incorporated into this Agreement by reference.

         4.5 Other Services. Edify will perform for Customer the consulting services and training services specified in an accepted Order Schedule in accordance with the terms and conditions of this Agreement. In the event that Customer needs to replace the Products with similar products from third parties or has to replace the software Customer uses in connection or combination with the Products, Edify agrees to provide, itself or through certified partners of Edify, commercially reasonable assistance, subject to advance scheduling and available resources, to assist Customer in migrating to the new software. Customer will pay Edify Edify's or its certified partner's (as applicable) then current time and material rates for such assistance.

         4.6 Customer Security Procedures. Edify personnel who perform Services at Customer's site will comply with Customer's reasonable security procedures, provided that Customer furnishes Edify with such procedures in writing prior to the date any Edify personnel begin performing such Services.

         4.7 Source Code Escrow. For a one-time fee of five hundred dollars ($500), Customer may participate as a Licensee of Record under the Software Deposit Agreement dated September 22, 1993 by and between Edify Corporation and Brambles NSD, Inc. ("Escrow Agreement"). In the event the Product source code is released pursuant to the Escrow Agreement, Edify hereby grants Customer the right and license to use the source code solely for internal support and maintenance purposes of existing Products. Notwithstanding anything to the contrary in this Agreement, Customer agrees that the Product source code for the Products is Confidential Information of Edify and shall be protected perpetually until and unless one or more of the confidentiality exclusions occurs.

         5.       ORDERING AND DELIVERY.

         5.1 Ordering. Customer may submit Order Schedules to Edify for the purchase of Products licenses and Services. Each such Order Schedule must reference this Agreement and must be signed by Customer. No Order Schedule will be deemed accepted by Edify unless and until Edify accepts such

Order Schedule in writing. Any terms and conditions of any Order Schedule that are inconsistent with or in addition to the terms and conditions of this Agreement will be deemed stricken from such Order Schedule, even if Edify accepts any such Order Schedule.

         5.2 Delivery. All Products will be shipped FOB Edify's site. Shipping and handling charges will be invoiced with shipment.

         6.       PAYMENT.

         6.1 License and Services Fees. Except for the payment of training services fees pursuant to Sections 6.2, Customer will pay Edify the total fees and expenses for all Products and Services specified in an accepted Order Schedule within thirty (30) days after the date of Edify's invoice for such fees and expenses.

         6.2 Training Fees. Customer will pay Edify the training services fees specified in an accepted Order Schedule when Customer enrolls in such training services, but in no event later than two (2) weeks prior to the scheduled date for such training services. Edify's then-current cancellation policy will apply to any cancellation by Customer of such training services.

         6.3 Travel and Incidental Expenses. Customer will Reimburse Edify for any reasonable out-of-pocket expenses Incurred by Edify in connection with performing any Services at Customer's site.

         6.4 Payment Terms and Taxes. Customer will pay all amounts due under this Agreement in U.S. currency. All past due amounts will incur interest at a rate equal to the lower of 1.5% per month or the highest rate permitted by law, beginning as of ten (10) days after the applicable due date. Customer will be responsible for, and will promptly pay, all taxes of any kind (including but not limited to sales and use taxes) associated with this Agreement or Customer's receipt or use of the Products and Services, except for taxes based on Edify's net income.

         7.       WARRANTY.

         7.1 Limited Product Warranty. Edify warrants that for a period of ninety (90) days after the shipment date: (a) the medium on which each copy of the Products is furnished will be free from defects in materials and workmanship under normal use; and (b) the Products will function substantially in accordance with the published documentation. As Customer's sole and exclusive remedy and Edify's entire liability for any breach of the foregoing warranty, Edify will, at its sole option and expense, promptly repair or replace any medium or Products which fail to meet this limited warranty or, if Edify is unable to repair or replace the medium or the Products, refund to Customer the applicable license fees paid upon return of the nonconforming item to Edify.

         7.2 Viruses and Year 2000. Edify warrants that to the actual knowledge of Edify, the Products delivered to Customer under this Agreement are free of viruses and other computer code that would materially interfere with Customer's use of the Products. Edify represents that the Products delivered to Customer under this Agreement are Year 2000 compliant. "Year 2000" compliant means that the Products will be capable of recording, maintaining and processing accurate dates for all dates including and following January 1, 2000, provided that all other products used by Customer in connection or combination with the Products, including without limitation hardware, software and firmware, properly exchange date data with the Products.

         7.3 Intellectual Property Warranty. Edify represents and wan-ants that
(i) the Products do not infringe any third party U.S. patent, copyright, or trade secret, (ii) there are no pending claims against the Products, and (iii) except as disclosed in Edify's 10K and 10Q filings with the Securities and

Exchange Commission, there are no threatened claims against the Products. Customer's sole and exclusive remedy and Edify's sole and exclusive liability for breach of this Section 7.3 is the infringement indemnity provided by Edify under and pursuant to Section 8.

         7.4 Title Warranty. Edify represents and warrants that it the right to grant the rights granted herein, it has the full corporate power and authority to grant the rights granted herein, and that the Products delivered hereunder are free from any liens or encumbrances. To the extent a breach of the warranty in this Section 7.4 pertains to intellectual property rights, then Customer's sole and exclusive remedy and Edify's sole and exclusive liability for breach of this Section 7.3 with respect to intellectual property is the infringement indemnity provided by Edify under and pursuant to Section 8.

         7.5 Disclaimer of Warranties. THE LIMITED WARRANTIES SET FORTH IN THIS
SECTION 7 ARE IN LIEU OF, AND EDIFY DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS, IMPLJED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         8.       INDEMNICATION.

         8.1 Infringement Indemnity. Edify will defend any action brought against Customer to the extent that it is based upon a claim that the Products, as provided by Edify to Customer under this Agreement and used within the scope of this Agreement, infringe any U.S. patent, copyright or trade secret, and will pay any costs, damages and reasonable attorneys' fees attributable to such claim that are awarded against Customer, provided that Customer: (a) promptly notifies Edify in writing of the claim; (b) grants Edify sole control of the defense and settlement of the claim; and (c) provides Edify with all assistance, information and authority required for the defense and settlement of the claim.

         8.2 Injunctions. If Customer's use of any of the Products hereunder is, or in Edify's opinion is likely to be, enjoined due to the type of infringement specified in Section 8.1 above, Edify may, at its sole option and expense: (a) procure for Customer the right to continue using such Products under the terms of this Agreement; (b) replace or modify such Products so that they are non-infringing and substantially equivalent in function to the enjoined Products; or (c) if options (a) and (b) above cannot be accomplished despite Edify's reasonable efforts, then Edify may terminate Customer's rights and Edify's obligations hereunder with respect to such Products and refund to Customer the unamortized portion of the license fees paid hereunder, based upon a straight-line seven (7) year depreciation commencing as of the date of receipt by Customer of such Products.

         8.3 Exclusions. Notwithstanding the terms of Section 8.1, Edify will have no liability for any infringement claim of any kind to the extent it results from: (a) modification of the Products made other than by Edify; (b) failure of Customer to use updated or modified Products provided by Edify to avoid infringement; or (c) compliance by Edify with designs, plans or specifications furnished by or on behalf of Customer.

         8.4 Sole Remedy. THE PROVISIONS OF THIS SECTION 8 SET FORTH EDIFY'S SOLE AND EXCLUSIVE OBLLGATIONS, AND CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO INFRINGEMENT OF INTELL-ECTUAL PROPERTY RIGHTS OF ANY KIND.

         9.       CONFIDENTIALITY.

         9.1 Definition. "Confidential Information" means: (a) the Products; and
(b) any business or technical information of Edify or Customer, including but not limited to any information relating to Edify's or Customer's product plans, designs, costs, product prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how that is designated by the disclosing party as "confidential" or "proprietary" and, if orally disclosed, reduced to writing by the disclosing party within thirty (30) days of such disclosure.

         9.2 Exclusions. Confidential Information does not include information that: (a) is or becomes generally known to the public through no fault or breach of this Agreement by the receiving party; (b) is known to the receiving party at the time of disclosure without an obligation of confidentiality; (c) is independently developed by the receiving party without use of the disclosing party's Confidential Information; (d) the receiving party rightfully obtains from a third party without restriction on use or disclosure; or (e) is disclosed with the prior written approval of the disclosing party.

         9.3 Use and Disclosure Restrictions. During the term of this Agreement, and for a period of five (5) years after any termination of this Agreement, each party will not use the other party's Confidential Information except as permitted herein, and will not disclose such Confidential Information to any third party except to employees and consultants as is reasonably required in connection with the exercise of its rights and obligations under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees and consultants). However, each party may disclose Confidential Information of the other party: (a) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the disclosing party gives reasonable notice to the other party to contest such order or requirement; and
(b) on a confidential basis to legal or financial advisors.

         10.      LIMITATION OF LIABILITY.

         10.1 Total Liability. EDIFY'S CUMULATIVE LIABILITY TO CUSTOMER, FROM ALL CAUSES OF ACTION AND ALL THEORIES OF LIABILITY, WILL BE LIMITED TO AND WILL NOT EXCEED THE AMOUNTS PAID TO EDIFY BY CUSTOMER FOR THE PRODUCTS AND SERVICES PURSUANT TO THIS AGREEMENT.

         10.2 Exclusion of Damages. IN NO EVENT WILL EDIFY BE LIABLE TO CUSTOMER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF USE, DATA, BUSINESS OR PROFITS) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE PRODUCTS OR SERVICES, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, AND WHETHER OR NOT EDIFY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

         10.3 Basis of Bargain. The parties expressly acknowledge and agree that Edify has set its prices and entered into this Agreement in reliance upon the limitations of liability specified herein, which allocate the risk between Edify and Customer.

         11.      TERMINATION.

         11.1 Term. This Agreement will begin on the Effective Date and will remain in effect thereafter unless terminated earlier in accordance with the terms of this Agreement. The term of each Product license granted by Edify hereunder will begin upon the date of receipt by Customer of the Product specified in an accepted Order Schedule and will remain in effect thereafter until Customer discontinues use of such Product, unless terminated earlier by either party in accordance with the terms of this Agreement.

         11.2 Termination for Breach. Each party will have the right to terminate this Agreement or any Product license granted hereunder if the other party breaches any material term of this Agreement and fails to cure such breach within thirty (30) days after written notice thereof.

         11.3 Bankruptcy. Customer may, but is not obligated to terminate this Agreement if: (a) Edify becomes the subject of any voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (b) Edify becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

         11.4 Effect of Termination. Upon any termination of this Agreement or of any individual Product license granted hereunder, Customer will promptly return to Edify or, at Edify's request, destroy, the applicable Products and all copies and portions thereof, in all forms and types of media, and provide Edify with an officer's written certification, certifying to Customer's compliance with the foregoing.

         11.5 Nonexclusive Remedy. Termination of this Agreement by either party will be a nonexclusive remedy for breach and will be without prejudice to any other right or remedy of such party.

         11.6 Survival. The rights and obligations of the parties contained in Sections 3, 6, 8, 9, 10, 11.4, and 11.5 will survive the termination of this Agreement or of any individual Product license.

         12.      GENERAL.

         12.1 Assignment. Customer will have no right to assign this Agreement, in whole or in part, without Edify's prior written consent. Any attempt to assign this Agreement, without such consent, will be null and void. Notwithstanding the foregoing, Customer may assign this Agreement, without Edify's consent, to any entity that controls, is controlled by, or is under common control with, Customer; provided that the assignee agrees in writing to be bound by the terms and conditions of this Agreement and the assignee is not a competitor of Edify. For purposes of the preceding sentence, "control" means having the ability to elect a majority of the board of directors or a similar governing body.

         12.2 Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents. Any legal action or proceeding arising under this Agreement will be brought in the federal or state courts of the Northern District of California and the parties hereby consent to the personal jurisdiction and venue therein.

         12.3 Severability. If for any reason a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible and the other provisions of this Agreement will remain in full force and effect.

         12.4 Waiver. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.

         12.5 Notices. All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service, or by certified mail, and in each instance will be deemed given upon receipt. All communications will be sent to the addresses set forth above or to such other address as may be specified by either party to the other in accordance with this Section. Either party may change its address for notices under this Agreement by giving written notice to the other party by the means specified in this Section.

         12.6 Force Majeure. Neither party will be responsible for any failure or delay in its performance under this Agreement due to causes beyond its reasonable control, including but not limited to, labor disputes, strikes, lockouts, shortages of or inability to obtain labor, energy, raw materials or supplies, war, riot, act of God or governmental action.

         12.7 Relationship of Parties. The parties to this Agreement are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

         12.8 Non-Solicitation. During the term of this Agreement and for a period of one (1) year after the Effective Date, neither party will recruit or hire any employee of the other party who has performed under or in connection with this Agreement, without the other party's prior written consent.

         12.9 Entire Agreement. This Agreement, including all schedules, exhibits and attachments attached hereto, contains the complete understanding and agreement of the parties and supersedes all prior or contemporaneous agreements or understandings, oral or written, relating to the subject matter herein. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by duly authorized representatives of the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

CUSTOMER                                                    EDIFY CORPORATION
ATLANTA INTERNET BANK

By:    /s/ Donald S. Shapleigh, Jr.             By:    /s/ Terrance A. Shough
    ----------------------------------              ---------------------------
Name:  Donald S. Shapleigh, Jr.                 Name:  Terrance A. Shough
Title: President                                Title: Vice President of Sales

EDIFY

                               Purchase Order Form

This Purchase Order Form is made part of the Master Purchase Agreement between Edify Corporation and Atlanta Internet Bank dated September 26, 1997. All Terms and Conditions of the agreement apply to this purchase order.

---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
                                             Product                   List           Discounts %        Customer
           Software Products                   No         Qty.         Price         (if applicable)       Price
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
EDS                                          371000        1
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
Web Services                                 323250        1
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
Interaction Editor                           371030        1
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
Dynamic Link Library                         324020        1
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
Bill Payment Module                          371101        1
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
Electronic Workforce Supervisor              141042        1
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
Software Agents                              302000       12
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
Remote System Monitor                        302011        1
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
Host Access                                  324000        1
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
Multi Database Access                        324010        1
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------

---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
Back up System
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
Application Products
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------

---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
                 Total Software Fees
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
                                            Product                     List                               Customer
Training & Installation Services              No.         Qty.          Price           Discount %          Price
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
Installation                                34000A         2
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------

---------------------------------------- ------------- ---------- ----------------- ------------------ --------------

---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
  Total Training & Installation Fees
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
                                            Product                     List                               Customer
Maintenance                                   No.         Qty.          Price           Discount %          Price
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
Standard                                    81000A         1
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------

---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
              Total Maintenance Fees
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------

---------------------------------------- ------------- ---------- ----------------- ------------------ --------------
TOTAL PURCHASE PRICE:
---------------------------------------- ------------- ---------- ----------------- ------------------ --------------

The above Agreement is approved and is authorized to be shipped and/or invoiced to the "Customer" upon execution by customer below. All fees above exclude travel expenses which will be billed under the below referenced P.O.
No., unless noted on this form.

Approved by       Atlanta Internet Bank
-----------
Signature:        By: /s/ Donald S. Shapleigh, Jr.        Billing Address:  7000 Peachtree Dunwoody Road
                     -----------------------------                          Building 10 Suite 300
Name:             Donald S. Shapleigh, Jr.                                  Atlanta, GA  30328
Title:            President
Date:
      --------------------------------------------                          ----------------------------
Customer Purchase Order No.:
                            ----------------------
(if no P.O. # is provided - invoices will be              Ship-To:          Tom Cable, Chief Technology Officer
reference the above signature                                               Atlanta Internet Bank

                                                                            7000 Peachtree Dunwoody Road
                                                                            Building 10 Suite 300
                                                                            Atlanta, GA  30328